EXHIBIT (4) (d) (iii)

AMENDMENT NO. 4

November 20, 2000

The Prudential Insurance Company
    of America
Pruco Life Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

                    We refer to the Note Agreement dated as of October 24, 1995, as amended by Amendment No. 1 dated January 17, 1997, Amendment No. 2 dated October 8, 1997 and Amendment No. 3 dated January 7, 1999 (as amended, the "Agreement"), among the undersigned, Brown Shoe Company, Inc. (formerly Brown Group, Inc.) (the "Company") and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

                    The Company and the holders of the Notes have agreed to amend the Agreement. Accordingly, it is hereby agreed as follows:

                    Section 1. Amendments.

                    Section 1.01. Paragraph 6E. Indebtedness. Clause (ii) of paragraph 6E of the Agreement is amended in full to read as follows:

          "(ii) Indebtedness set forth in Schedule 6E and Indebtedness arising or existing under the Credit Agreement, and renewals, refinancing and extensions thereof;"                     Section 1.02. Paragraph 10B. Other Terms. Paragraph 10B is amended by amending the definitions of "Credit Agreement" and "Sharing Agreement" in full to read as follows:

                    "'Credit Agreement' shall mean the $165,000,000 Credit Agreement dated as of November 20, 2000 among the Company and certain of its Subsidiaries, as Guarantors, and the lenders named therein and Bank One, NA, as Administrative Agent, and Bank of America, N.A., as Syndication Agent, and LaSalle Bank National Association, as Documentation Agent, as amended from time to time."

                    'Sharing Agreement' shall mean the Sharing Agreement dated as of November 20, 2000 by and among the holders of the Notes and the lenders party to the Credit Agreement, as amended from time to time."
Section 2. Conditions to Effectiveness. This Amendment shall become effective, when and only when each of the holders of the Notes shall have received counterparts of this Amendment which shall have been executed by the Company, each Guarantor, and each of the holders of the Notes.

                    Section 3. Representations and Warranties. Each Credit Party hereby represents and warrants that the representations and warranties contained in paragraph 8 of the Agreement are true and correct on the date hereof as if made on such date, except that the references to "this Agreement" shall mean the Agreement as amended by this Amendment.

                    Section 4. Miscellaneous.

                    4.01. Effect of Amendment. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

                    4.02. Counterparts. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

[Signatures on following page.]

                    If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Amendment to the Company at its address at 8300 Maryland Ave., St. Louis, Missouri 63105, Attention: Treasurer.

                                                                                 Very truly yours,

                                                                                 BROWN SHOE COMPANY, INC.

                                                                                 By /s/ Andrew M. Rosen
                                                                                      Title: Chief Financial Officer & Treasurer

                                                                                 GUARANTORS:
                                                                                 BROWN GROUP INTERNATIONAL, INC.
                                                                                 BROWN GROUP RETAIL, INC.
                                                                                 PAGODA TRADING COMPANY, INC.
                                                                                 SIDNEY RICH ASSOCIATES, INC.
                                                                                 CLAYTON LICENSE, INC.
                                                                                 BROWN SHOE COMPANY OF CANADA, LTD.

                                                                                 By: /s/ Richard C. Schumacher
                                                                                      Title: Vice President

Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
    OF AMERICA

By: Chris Busbee
    Vice President

PRUCO LIFE INSURANCE COMPANY

By Chris Busbee
    Vice President